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                                                                    Exhibit 23.3


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-59918, 33-59916, 33-59920, 33-91900, 33-92684, 333-19487,
33-99976 and 333-26565) pertaining to the Davstar Industries Ltd. Stock Option Plan, 1992 Employee Stock Option Plan, the Non- Employee Directors Stock Option Plan, the Davstar Industries, Ltd. 1994 Stock Incentive Plan, Dacomed 1989 Stock Option Plan, 1996 Directors Non-Qualified Stock Incentive Plan, Employee Stock Purchase Plan, Advanced Surgical 1992 Stock Plan and Employee Reserved Stock Agreements, the X-Cardia 1996 Stock Option Plan and the Microsurge, Inc. Stock Option Plan of Imagyn Medical Technologies, Inc. of our report dated January 27, 1998 included in Imagyn Medical Technologies, Inc's Annual Report on Form 10-K on our audits of the consolidated financial statements of Imagyn Medical, Inc. as of March 31, 1997 and for the nine month period ended March 31, 1996 and the year ended March 31, 1997 (not separately included therein).



                                         /s/ PricewaterhouseCoopers LLP




Newport Beach, California
July 9, 1998